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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 OCTOBER 6, 1998
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                         02-0170100
(Commission File Number)                    (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03060
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS

On October 6, 1998, Nashua Corporation issued the following press release:


                 NASHUA REPORTS DAMAGE AWARD IN RICOH LITIGATION

                COMPANY ANNOUNCES EXPECTED THIRD QUARTER RESULTS

         Nashua, NH, October 6, 1998 -- Nashua Corporation (NYSE: NSH) today announced that the United States District Court of New Hampshire ("Court") issued an order awarding damages in the previously reported patent infringement lawsuit brought against Nashua by Ricoh Corporation, Ricoh Electronics, Inc. and Ricoh Company, Ltd. ("Ricoh"). In March 1997, the Court enjoined Nashua from manufacturing, using or selling its Ricoh compatible NT-50 and NT-6750 toner cartridges in the United States and withheld its ruling on damages to a later date. The Court's order awarded Ricoh damages in the amount of $7,549,000 related to Nashua's sales of such products through December 3, 1995, additional damages relating to Nashua's sales of such products through March 1997, certain of Ricoh's costs relative to the suit, and interest on such damages. Nashua appealed the March 1997 ruling and will appeal the Court's order relating to damages.

         Nashua indicated that its financial results for the third quarter ended September 30, 1998 will reflect a one-time unusual pretax charge of approximately $15 million in connection with its estimate of total damages under the award, including interest. Excluding this unusual charge, Nashua expects that its third quarter after-tax income from continuing operations will be in the range of $0.5 million to $1.0 million. As a result, Nashua expects to report a third quarter after-tax loss from continuing operations, including the unusual charge, in the range of $8.0 to $8.5 million. Nashua also indicated that it has adequate financial resources to pay the Court's award of damages, should it be unsuccessful on appeal.

         In addition to the charge for damages, Nashua announced that it would take a third quarter pretax charge of approximately $3.0 million against discontinued operations relating to its investment in Cerion Technologies Inc. ("Cerion"). On September 15, 1998, Cerion announced its decision to cease operations on or about November 15, 1998.

         Nashua plans to announce its third quarter results on Thursday, October 22, 1998.

         This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "will reflect," "expects," "plans," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, Nashua's future capital needs, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and



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         return Nashua to profitability, general economic and industry conditions and other risks set forth in Nashua's filings with the SEC. Nashua assumes no obligation to update the information contained in this press release.

         Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. Nashua's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      NASHUA CORPORATION



Date: October 15, 1998                By /s/ Peter C. Anastos
                                         -------------------------------------
                                         Peter C. Anastos
                                         Vice President, General Counsel
                                         and Secretary